EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of The Quigley Corporation on Form S-8 (File Nos. 333-10059, 333-14687, 333-26589 and 333-61313) and Form SB-2/A (File No. 333-31241) of our report dated February 18, 1999, on our audit of the financial statements of The Quigley Corporation as of December 31, 1998, and for the year then ended, which report is included in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP
    --------------------------
    PricewaterhouseCoopers LLP
    Philadelphia, Pennsylvania
    March 15, 1999






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